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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Registered Public Accounting Firm" and "Financial Statements" in this Registration Statement on Form N-1A of Overlay A Portfolio, Tax-Aware Overlay A Portfolio, Overlay B Portfolio, Tax-Aware Overlay B Portfolio, Tax-Aware Overlay C Portfolio and Tax-Aware Overlay N Portfolio (each a portfolio of Sanford C. Bernstein Fund, Inc.)

/s/ PricewaterhouseCoopers LLP
New York, New York
February 4, 2010